FOR IMMEDIATE RELEASE

Tile SHOP Announces Offering of Common Stock by Selling Stockholders

Plymouth, Minnesota – December 10, 2012 – Tile Shop Holdings, Inc. (NASDAQ: TTS) (the “Company”), a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories, today announced that certain of its stockholders (the “Selling Stockholders”) have commenced an underwritten public offering of 4,000,000 shares of the Company’s common stock. The Selling Stockholders will grant the underwriters for the offering a 30-day option to purchase up to an additional 600,000 shares of common stock on the same terms and conditions to cover any over-allotments.

The Company will not sell any shares of common stock in the proposed offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Citigroup and Robert W. Baird & Co. Incorporated will serve as joint book-running managers and representatives of the underwriters for the offering. Telsey Advisory Group LLC, Wedbush Securities Inc., Houlihan Lokey Capital, Inc., and Sidoti & Company, LLC will serve as co-managing underwriters for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Before you invest, you should read the prospectus in the registration statement (as may be amended) and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting the SEC’s web site at: www.sec.gov. Alternatively, copies of the preliminary and final prospectuses relating to the offering, when available, may be obtained from:

Citigroup Global Markets Inc.	Robert W. Baird & Co. Incorporated
Attention:	Attention: c/o Syndicate Department
c/o Broadridge Financial Solutions	777 E. Wisconsin Avenue
1155 Long Island Avenue	Milwaukee, WI 53202
Edgewood, NY 11717	Phone: (800) 792-2473
Phone: (800) 831-9146	syndicate@rwbaird.com

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of these securities will be made only by means of a prospectus.

About Tile Shop Holdings and The Tile Shop

Tile Shop Holdings is the parent company of The Tile Shop. Tile Shop Holdings’ common stock is listed on the NASDAQ Global Market under the ticker symbol “TTS” and its warrants trade on the OTCBB under the symbol “TTSAW.”

The Tile Shop is a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of products, attractive prices, and exceptional customer service in an extensive showroom setting. The Tile Shop operates 64 stores in 21 states, with an average size of 23,000 square feet.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plans. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the SEC by the Company.

Contact:

Investors and Media: Brad Cohen: 763-852-2988 investorrelations@tileshop.com